Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

Form	Registration Number	Prospectus
S-3	333-133076	Voya Fixed Account I
S-3	333-158928	Voya Fixed Account II
S-3	333-133154	Voya Guaranteed Account
S-3	333-133155	Voya GoldenSelect Guarantee Annuity
S-3	333-133153	Voya SmartDesign Multi-Rate Index Annuity

of our reports dated March 27, 2015, with respect to the financial statements and schedules of Voya Insurance and Annuity Company included in this Annual Report (Form 10-K) for the year ended December 31, 2014.

/s/ Ernst & Young LLP

Atlanta, Georgia
March 27, 2015